Exhibit 99.2

Contact: Rick Berry
Chief Financial Officer
600 Travis Street, Suite 5800
Houston, Texas 77002
713.993.4614

Sanders Morris Harris Group Reports Fourth Quarter Results; Studying Potential

Separation of Asset/Wealth Management and Capital Markets Units

HOUSTON, March 7, 2008 – Sanders Morris Harris Group Inc. (NASDAQ: SMHG) today announced a fourth quarter loss of $596,000, or $0.02 per diluted share, compared to net income of $2.6 million, or $0.11 per diluted share, during the prior year quarter. Revenue during the 2007 quarter was $48.0 million versus $41.0 million during the fourth quarter of 2006.

“Our fourth quarter 2007 results were negatively impacted by a decline in the value of our investments of $2.1 million, or $0.08 per diluted share” noted Ben T. Morris, Chief Executive Officer. “The portfolio decline was principally related to lower valuations of the bonds held by a high-yield hedge fund in which the Company owns an interest.” Additionally, the Company wrote off a bridge loan made to an investment banking client and recorded an after tax loss of $1.2 million, or $0.05 per diluted share. The challenging capital markets environment also contributed to the fourth quarter slowdown in its investment banking division, which posted a loss of $158,000, or $0.01 per share.

Pretax profits in Sanders Morris Harris’s Asset/Wealth Management division jumped by 73% over the year earlier quarter, with revenue growing by 34%. Asset/Wealth Management accounted for 64% of the Company’s revenue during the 2007 quarter, compared to 56% a year earlier, highlighting the successful focus on expanding that business. The Company recently announced the acquisition of 50% of Leonetti & Associates, a wealth manager with approximately $400 million under management, as a further such step.

The Company said it believes the strong performance of its Asset/Wealth Management business should continue and that it is exploring the possibility of separating its Capital Markets division from Asset/Wealth Management. Following a thorough review, its Board of Directors will make a determination as to whether taking such action is likely to create greater value for shareholders.

Earnings for the full 2007 year were $5.1 million, or $0.20 per diluted share, compared to $3.4 million, or $0.16 per diluted share, during 2006. Revenue totaled $185.8 million during 2007, up 11% from $166.7 million in 2006.

To date, the Company has repurchased more than 300,000 shares of its common stock at a weighted-average cost of $9.50 per share under the repurchase plan authorized by the Board of Directors.

Dividend

The Company also announced that its Board of Directors declared a regular quarterly cash dividend in the amount of $0.045 per share of common stock. The dividend will be payable on April 16, 2008, to common shareholders of record at the close of business on April 2, 2008.

While Sanders Morris Harris Group intends to declare dividends in subsequent quarters, any future dividends will be at the discretion of the Board of Directors after taking into account various factors, including general economic and business conditions, tax considerations, its strategic plans, its financial results and condition, its expansion plans, any contractual, legal or regulatory restrictions on the payment of dividends, and such other factors the board considers relevant.

Conference Call

The Company will host a conference call on Friday, March 7th to discuss fourth quarter 2007 financial and operational results. The call will begin at 9:00 a.m. Central Time, and is open to the public. To listen to the conference call, use U.S. dial-in number (877) 748-8103 or International dial-in number (706) 634-7604 and enter pass code 37180177. It is recommended that listeners phone in at least 10 minutes before the call is scheduled to begin to avoid delay. For those unable to listen to the live call, a replay of the conference call in its entirety will be available approximately two hours after its completion for 30 days by dialing (800) 642-1687 (U.S.) or (706) 645-9291 (International) and entering the pass code 37180177.

About Sanders Morris Harris Group

Sanders Morris Harris Group is a financial services holding company headquartered in Houston that manages approximately $17 billion in client assets. The subsidiaries and affiliates of Sanders Morris Harris Group deliver superior wealth advisory, asset management, and capital markets services to individual and institutional investors and middle-market companies. Its operating entities are Dickenson Group, Edelman Financial Center, Salient Partners, Salient Trust Co. LTA, SMH Capital, SMH Capital Advisors, Select Sports Group, and The Rikoon Group. Sanders Morris Harris Group has over 600 employees in 21 states. Additional information is available at www.smhgroup.com.

In addition to the historical information, this press release contains certain forward-looking statements under federal securities laws, including statements regarding Sanders Morris Harris Group’s expected future business prospects, revenue and income. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties that could cause actual results to differ materially from any such statement. These risks and uncertainties, many of which are beyond the Company’s control, include but are not limited to (1) trading volume in the securities markets; (2) volatility of the securities markets and interest rates; (3) changes in regulatory requirements that could affect the demand for the Company’s services or the cost of doing business; (4) general economic conditions, both domestic and foreign, especially in the regions where the Company does business; (5) changes in the rate of inflation and related impact on securities markets; (6) competition from existing financial institutions and other new participants in the securities markets; (7) legal developments affecting the litigation experience of the securities industry; (8) successful implementation of technology solutions; (9) changes in valuations of the Company’s trading and warrant portfolios resulting from mark-to-market adjustments; (10) dependence on key personnel; (11) demand for the Company’s services; and (12) litigation and securities law liabilities. The Company does not undertake any obligation to publicly update or revise any forward-looking statements.

* * *

Selected Condensed Operating Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenue	$47,982	$41,045	$185,812	$166,748
Expenses	43,577	34,018	165,699	145,844

Net	4,405	7,027	20,113	20,904
Equity in income (loss) of limited partnerships	(458)	1,320	3,840	2,222
Minority interests	(4,891)	(3,090)	(15,837)	(6,708)

Income before income taxes	(944)	5,257	8,116	16,418
Benefit (provision) for income taxes	348	(1,689)	(3,023)	(6,110)

Income (loss) from continuing operations	(596)	3,568	5,093	10,308

Loss from discontinued operations, net of tax	—	(922)	—	(6,902)

Net income (loss)	$(596)	$2,646	$5,093	$3,406

Basic earnings (loss) per share:
From continuing operations	$(0.02)	$0.15	$0.21	$0.50
From discontinued operations	—	(0.04)	—	(0.33)

Net earnings (loss)	$(0.02)	$0.11	$0.21	$0.17

Diluted earnings (loss) per share:
From continuing operations	$(0.02)	$0.14	$0.20	$0.49
From discontinued operations	—	(0.03)	—	(0.33)

Net earnings (loss)	$(0.02)	$0.11	$0.20	$0.16

Weighted average shares outstanding:
Basic	24,959	24,373	24,777	20,475
Diluted	25,224	24,743	25,086	20,915

Balance sheet data:
Cash and cash equivalents	$46,503	$68,861
Other tangible net assets	37,420	66,302

Tangible net assets	$83,923	$135,163

Shareholders’ equity	$223,178	$219,936

Selected Condensed Operating Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenue:
Asset/Wealth Management	$30,669	$22,815	$107,252	$80,452
Capital Markets:
Investment banking	3,811	1,264	23,609	25,239
Institutional brokerage	3,218	4,062	15,519	21,349
Prime brokerage services	10,211	9,585	36,583	34,788

Capital Markets Total	17,240	14,911	75,711	81,376
Corporate Support	73	3,319	2,849	4,920

Total	$47,982	$41,045	$185,812	$166,748

Income (loss) from continuing operations before equity in income (loss) of limited partnerships, minority interests, and income taxes:
Asset/Wealth Management	$10,572	$6,615	$32,191	$18,052
Capital Markets:
Investment banking	(259)	(837)	4,273	7,728
Institutional brokerage	115	378	1,232	2,819
Prime brokerage services	2	1,207	2,750	2,595

Capital Markets Total	(142)	748	8,255	13,142
Corporate Support	(6,025)	(336)	(20,333)	(10,290)

Total	$4,405	$7,027	$20,113	$20,904

Equity in income (loss) of limited partnerships:
Asset/Wealth Management	$2,333	$1,099	$8,479	$1,494
Capital Markets:
Investment banking	—	—	—	—
Institutional brokerage	—	—	—	—
Prime brokerage services	—	—	—	—

Capital Markets Total	—	—	—	—
Corporate Support	(2,791)	221	(4,639)	728

Total	$(458)	$1,320	$3,840	$2,222

Minority interests in net income of consolidated companies:
Asset/Wealth Management	$(4,891)	$(3,090)	$(15,837)	$(6,708)
Capital Markets:
Investment banking	—	—	—	—
Institutional brokerage	—	—	—	—
Prime brokerage services	—	—	—	—

Capital Markets Total	—	—	—	—
Corporate Support	—	—	—	—

Total	$(4,891)	$(3,090)	$(15,837)	$(6,708)

Income (loss) from continuing operations before income taxes:
Asset/Wealth Management	$8,014	$4,624	$24,833	$12,838
Capital Markets:
Investment banking	(259)	(837)	4,273	7,728
Institutional brokerage	115	378	1,232	2,819
Prime brokerage services	2	1,207	2,750	2,595

Capital Markets Total	(142)	748	8,255	13,142
Corporate Support	(8,816)	(115)	(24,972)	(9,562)

Total	$(944)	$5,257	$8,116	$16,418